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EXHIBIT 10.21

BONUS PLAN FOR OFFICERS AND EMPLOYEES

    The corporate bonus plan is designed to provide annual financial incentives to eligible officers and employees of the Company for the attainment of certain financial objectives, which may be different from individual to individual. For each plan period, the financial objectives of the Company are established and individual objectives for each eligible officer and employee are recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors. Depending on the extent to which such objectives are achieved, a percentage of each eligible officer's and employee's base salary will be paid as a bonus. The bonus percentage of base salary may range from 0% to 60% for the Chief Executive Officer and Chief Operating Officer and from 0% to 50% for the Executive Vice Presidents and the Director and Vice President — Market Development.

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BONUS PLAN FOR OFFICERS AND EMPLOYEES